Exhibit 99.1

PRESS RELEASE	Corporate Headquarters
11150 Santa Monica Boulevard
Suite 1600
Los Angeles, CA 90025
www.cbre.com

FOR IMMEDIATE RELEASE

For further information: Gil Borok Chief Financial Officer 310.405.8909	Nick Kormeluk Investor Relations 949.809.4308	Steve Iaco Corporate Communications 212.984.6535

CB RICHARD ELLIS GROUP, INC. ANNOUNCES DEFINITIVE

AGREEMENTS TO ACQUIRE MAJORITY OF ING GROUP N.V.’S

GLOBAL REAL ESTATE INVESTMENT MANAGEMENT BUSINESSES

Acquisitions Advance Company’s Global Investment Management Strategy

Los Angeles, CA, February 15, 2011 — CB Richard Ellis Group, Inc. (NYSE:CBG) today announced that it has entered into definitive agreements to acquire the majority of the real estate investment management business of Netherlands-based ING Group N.V. (ING) for approximately $940 million in cash. The acquisitions include substantially all of the ING Real Estate Investment Management (ING REIM) operations in Europe and Asia, as well as Clarion Real Estate Securities (CRES), its U.S.-based global real estate listed securities business. CB Richard Ellis will not acquire ING’s U.S.-based private market real estate investment management company.

The ING REIM operations being acquired will become part of CB Richard Ellis’ Global Investment Management segment (CBRE Investors), which will continue to be an independently operated business unit of the Company upon completion of the acquisitions. The businesses fit together exceptionally well. CBRE Investors has primarily focused on value-add and separate accounts.   ING REIM has primarily focused on core funds and global listed real estate securities funds, except in Asia, where ING REIM manages value add and opportunity funds. There is also expected to be little overlap in the companies’ client bases, with a majority of CBRE Investors’ clients being U.S.-based and a majority of ING REIM’s based in Europe.

CB Richard Ellis will also acquire approximately $55 million of CRES co-investments from ING and potentially interests in other funds managed by ING REIM Europe and ING REIM Asia. In addition, the Company expects to incur transaction costs relating to the acquisitions of approximately $150 million (pre-tax), including financing, retention and integration costs. The acquisitions are expected to close in the second half of 2011 and are subject to approval by certain stakeholders, including regulatory agencies in the U.S., Europe and Asia.

As of December 31, 2010, the assets under management(1) in the ING REIM portfolio CB Richard Ellis is acquiring totaled approximately $59.8 billion, including $29.5 billion in Europe; $5.1 billion in Asia; $19.4 billion in listed securities; and $5.8 billion in global fund of funds. CBRE Investors’ assets under management(1) totaled $37.6 billion as of December 31, 2010.

“ING REIM, when combined with our existing Global Investment Management operations, will provide us with a significantly enhanced ability to meet the needs of institutional investors across global markets with a full spectrum of investment programs and strategies,” said Brett White, CB Richard Ellis’ chief executive officer. “Our firms fit together well and our investment program offerings are highly complementary. The combined enterprise will further diversify our revenue sources and as the global market leader, we will redefine success in real estate investment management.”

CB Richard Ellis plans to finance the acquisitions with cash on hand and borrowings under its secured credit facility. CB Richard Ellis ended 2010 with more than $500 million of cash on its balance sheet, approximately $650 million undrawn on its revolving credit facility and a $800 million unutilized accordion facility. Later in the year, subject to market conditions, CB Richard Ellis may pre-pay a portion of the loans under its secured credit facility. Following the completion of the acquisitions, CB Richard Ellis’ net debt is expected to be less than 2.25x EBITDA, as calculated under its secured credit facility, well within its 3.75x maximum allowable covenant leverage ratio.

CB Richard Ellis will host a conference call to discuss the ING REIM acquisitions with the investment community today (February 15, 2011) at 12 Noon ET.  A live webcast will be available through the Investor Relations section of the Company’s Web site at www.cbre.com.

The direct dial-in number for the conference call is (877) 209-9919 for U.S. callers and (612) 332-0637 for international callers.  A replay of the call will be available starting at 5:00 p.m. Eastern Time on February 15, 2011, and ending at midnight Eastern Time on February 22, 2011. The dial-in number for the replay is 800-475-6701 for U.S. callers and 320-365-3844 for international callers.  The access code for the replay is 192225.  A transcript of the call will be available on the Company’s Investor Relations Web site at www.cbre.com/investorrelations.

BofA Merrill Lynch acted as sole financial advisor to CB Richard Ellis and Simpson Thacher & Bartlett LLP acted as its legal advisors.

About CB Richard Ellis

CB Richard Ellis Group, Inc. (NYSE:CBG), a Fortune 500 and S&P 500 company headquartered in Los Angeles, is the world’s largest commercial real estate services firm (in terms of 2010 revenue).  The Company has approximately 31,000 employees (excluding affiliates), and serves real estate owners, investors and occupiers through more than 300 offices (excluding affiliates) worldwide. CB Richard Ellis offers strategic advice and execution for property sales and leasing; corporate services; property, facilities and project management; mortgage banking; appraisal and valuation; development services; investment management; and research and consulting. Please visit our Web site at www.cbre.com.

(1) Assets under management (AUM) generally refers to the properties and other assets with respect to which an asset manager provides (or participates in) oversight, investment management services and other advice, and which generally consist of real estate properties or loans, securities portfolios and investments in operating companies and joint ventures.  The methodologies used by the ING REIM business units and CBRE Investors to determine their respective AUM are not the same and, accordingly, the reported AUM of ING REIM would be different if calculated using a methodology consistent with that of CBRE Investors’ methodology.  To the extent applicable, ING REIM’s reported AUM was converted from Euros to U.S. dollars using an exchange rate of $1.3379 per €1.

“Safe Harbor” Statement Under the U.S. Private Securities Litigation Reform Act of 1995:

Certain of the statements in this release regarding the acquisition of the majority of the real estate investment management business (ING REIM) of ING Group NV that do not concern purely historical data are forward-looking statements within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve risks and uncertainties, including, but not limited to, the successful completion of the acquisitions, the successful integration of ING REIM with CB Richard Ellis’ existing real estate investment management business, our ability to leverage the integrated platform to capture a larger share of the global real estate investment market, our ability to correctly price the acquisitions in light of projected performance and potential risks and liabilities of ING REIM, and transaction costs, as well as other risks and uncertainties discussed in CB Richard Ellis’ filings with the U.S. Securities and Exchange Commission (SEC).  Any forward-looking statements speak only as of the date of this release and, except to the extent required by applicable securities laws, CB Richard Ellis expressly disclaims any obligation to update or revise any of them to reflect actual results, any changes in expectations or any change in events.  If CB Richard Ellis does update one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those or other forward-looking statements.  For additional information concerning factors that may cause actual results to differ from those anticipated in the forward-looking statements, and risks to CB Richard Ellis’ business in general, please refer to the Company’s SEC filings, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.  Such filings are available publicly and may be obtained off the Company’s website at www.cbre.com or upon request from the CB Richard Ellis Investor Relations Department at investorrelations@cbre.com.